Exhibit 99.1

Millipore Reports Third Quarter Financial Results

Accelerated Bioscience Division revenue growth drives higher profitability and cash flow

BILLERICA, Mass. – November 1, 2007 – Millipore Corporation (NYSE:MIL), a life science leader that provides technologies, tools and services for bioscience research and biopharmaceutical manufacturing, today reported financial results for its third quarter ended September 29, 2007.

Revenues for the third quarter grew 12 percent, totaling $371.2 million. Changes in foreign exchange rates increased total revenue growth by approximately 4 percent. Excluding currency rate changes, Millipore’s revenue growth in the third quarter was 8 percent, which included 4 percent growth in its Bioprocess Division and 15 percent growth in its Bioscience Division.

On a GAAP basis, the Company reported third quarter net income of $36.3 million, or $0.66 per share, compared to $14.8 million, or $0.27 per share in the same period last year. Non-GAAP net income in the third quarter was $45.7 million, or $0.83 per share, resulting in approximately 28 percent earnings growth from the third quarter of 2006. Stock-based compensation expense in the third quarter of 2007 was $4.4 million, or $0.05 per share, and is reflected in both GAAP and non-GAAP earnings per share. A reconciliation of all GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“The third quarter was highlighted by the strong performance of our Bioscience Division. The Division is benefiting from a larger, more attractive product portfolio that is targeting some of the fastest growing segments of the life science research market,” said Martin Madaus, Chairman & CEO of Millipore. “We continue to make progress in expanding our presence in key life science workflows, launching new sales and marketing initiatives, and growing our business in international markets.

“Our accelerated Bioscience revenue growth was offset by slower growth from our Bioprocess Division. After a strong first half of the year, some of our North American biotech customers are significantly reducing their spending in the second-half of 2007. In contrast to the slow down in North America, the Bioprocess Division experienced strong growth in Europe and Asia. Overall, we are pleased with the Company’s revenue growth, profitability improvement, and cash flow expansion in the third quarter.”

For the first nine months of 2007, revenues grew 29 percent, totaling $1.1 billion. Changes in foreign exchange rates increased total revenue growth by approximately 4 percent. Excluding currency rate changes and acquisitions not in the base period, Millipore’s revenue growth for the first nine months of 2007 was 9 percent, which included 9 percent revenue growth from its Bioprocess Division and 9 percent revenue growth in its Bioscience Division.

On a GAAP basis, the Company reported net income of $91.3 million, or $1.66 per share for the first nine months of 2007, compared to $78.5 million, or $1.45 per share in the same period last year. Non-GAAP net income for the first nine months was $130.6 million, or $2.38 per share, resulting in approximately 18 percent earnings growth over the first nine months of 2006.

“In the third quarter, we improved our non-GAAP operating margins by 200 basis points due to a more profitable business mix and operating leverage,” said Charles Wagner, Chief Financial Officer of Millipore. “This profitability improvement and strong operating performance allowed us to generate $95 million in cash flow from operations in the quarter.”

Third Quarter Highlights

•

Bioscience Division revenue growth of 15 percent, excluding changes in foreign exchange rates, reflects strong performance from the Company’s Laboratory Water products and robust growth in its Drug Discovery business, particularly for multiplex immunoassays and biomarkers

•	Bioprocess Division generated strong revenue growth in Europe and Asia, offset by declines in North America; the division expects to launch 14 products in 2007 compared to 8 product launches in 2006

•	Non-GAAP operating margins increased 200 basis points year-over-year from 18.6 percent to 20.6 percent

•	The Company generated approximately $95 million in cash flow from operations in the third quarter compared to approximately $56 million in the same period of 2006

•	Launched new website to improve customer experience by offering new content highlighting Millipore’s scientific expertise and innovative solutions in research, development and production

•	Re-branded Millipore to reflect Company’s expanded capabilities and transformation into a life science leader

Revenue Growth by Geography ($ millions):

	Three Months Ended			Nine Months Ended
	September 29, 2007	September 30, 2006	% Growth	September 29, 2007	September 30, 2006	% Growth
Americas	$151.4	$151.5	—%	$484.7	$381.5	27%
Europe	157.4	126.8	24%	453.2	347.3	30%
Asia/Pacific	62.4	51.8	21%	188.4	143.5	31%

Total	$371.2	$330.1	12%	$1,126.3	$872.3	29%

Revenue Growth by Division ($ millions):

	Three Months Ended			Nine Months Ended
	September 29, 2007	September 30, 2006	% Growth	September 29, 2007	September 30, 2006	% Growth
Bioprocess	$210.5	$194.9	8%	$651.6	$525.5	24%
Bioscience	160.7	135.2	19%	474.7	346.8	37%

Total	$371.2	$330.1	12%	$1,126.3	$872.3	29%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 3838965. The telephonic replay will be available beginning at 8:00 p.m. ET on November 1, 2007 until 11:59 p.m. ET on November 5, 2007.

About Millipore – Advancing Life Science Together™

Millipore (NYSE: MIL) is a Life Science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing. As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues. From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals. Millipore Corporation is an S&P 500 company with more than 6,100 employees in 47 countries worldwide.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release – which are non-GAAP gross profit, gross profit margin, operating income, operating margin, pre-tax income, net income, and diluted earnings per share – exclude costs related to our manufacturing consolidation strategy, acquisition integration and restructuring expenses related to the acquisition of Serologicals, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, accrual for environmental site remediation costs, bridge loan commitment fees in connection with the acquisition of Serologicals and changes in tax accruals. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different than non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last couple of years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with bioscience customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, becoming a magnet for talent, and doubling the value of the Company between 2004 and 2009. The financial impact of certain elements of these activities, particularly our manufacturing consolidation strategy and acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two financial quarters but not in other financial quarters, which can adversely affect the comparability of our results on a period-to-period comparable basis. As an example, the scope and scale of our manufacturing consolidation strategy was the largest in our history. When we complete this initiative, we will have closed six manufacturing plants.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, the inability to successfully integrate Serologicals or other acquired businesses; failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of new therapeutics; limitations on cash flow available for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for cell culture products using bovine serum; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiative; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715-1527

(800) 225-3384

joshua_young@millipore.com

Karen Hall

Director, Corporate Communications

Millipore Corporation

(978) 715-1567

karen_hall@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net sales	$371,174	$330,117	$1,126,341	$872,307
Cost of sales	169,128	169,261	534,039	425,282

Gross profit	202,046	160,856	592,302	447,025
Selling, general and administrative expenses	118,143	106,785	364,047	276,609
Research and development expenses	26,492	24,637	79,949	62,767

Operating income	57,411	29,434	148,306	107,649
Interest income	382	4,713	1,152	20,873
Interest expense	(16,542)	(16,548)	(49,615)	(28,733)

Income before income taxes and minority interest	41,251	17,599	99,843	99,789
Provision for income taxes	4,130	2,347	5,649	20,348
Minority interest	859	439	2,860	960

Net income	$36,262	$14,813	$91,334	$78,481

Diluted earnings per share	$0.66	$0.27	$1.66	$1.45

Diluted weighted average shares outstanding	55,184	54,172	54,905	54,168

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 29, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$24,347	$77,481
Accounts receivable, net	295,690	277,410
Inventories	277,222	256,666
Assets held for sale	—	17,150
Deferred income taxes and other current assets	63,781	80,648

Total current assets	661,040	709,355
Property, plant and equipment, net	578,632	525,903
Deferred income taxes	37,319	8,366
Intangible assets, net	446,841	488,303
Goodwill	1,019,918	1,014,194
Other assets	23,652	25,370

Total assets	$2,767,402	$2,771,491

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable	$—	$100,000
Accounts payable	91,343	90,843
Accrued expenses and other current liabilities	189,913	191,265
Income taxes payable and deferred income taxes	18,702	19,722

Total current liabilities	299,958	401,830
Long-term debt	1,285,322	1,316,256
Deferred income taxes	11,675	16,121
Other liabilities	80,125	83,793
Minority interest	6,656	5,080
Shareholders' equity	1,083,666	948,411

Total liabilities and shareholders' equity	$2,767,402	$2,771,491

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 29, 2007	September 30, 2006
Cash flows from operating activities:
Net income	$91,334	$78,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,367	49,373
Stock-based compensation	11,598	9,032
Deferred income tax benefit	(20,593)	(2,873)
Business acquisition inventory fair value adjustments	11,121	13,279
Other	(4,182)	(5,014)
Changes in operating assets and liabilities:
Accounts receivable	(4,973)	(11,049)
Inventories	(18,586)	(16,217)
Other assets	7,165	3,227
Income taxes payable	7,035	(20,681)
Other liabilities	(27,900)	(17,652)

Net cash provided by operating activities	144,386	79,906

Cash flows from investing activities:
Additions to property, plant and equipment	(77,585)	(77,505)
Sale/purchases of marketable securities, net	—	113,947
Acquisition of businesses, net of cash acquired	—	(1,176,389)
Other	6,080	—

Net cash used in investing activities	(71,505)	(1,139,947)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	39,692	48,438
Payment of long term debt	(100,000)	(277,313)
Net repayments under the revolving credit facility	(68,225)	(22,657)
Issuance of debt	—	860,877
Other	(1,874)	3,942

Net cash (used in) provided by financing activities	(130,407)	613,287

Effect of foreign exchange rates on cash and cash equivalents	4,392	1,110

Net decrease in cash and cash equivalents	(53,134)	(445,644)
Cash and cash equivalents at beginning of period	77,481	537,052

Cash and cash equivalents at end of period	$24,347	$91,408

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended September 29, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended September 29, 2007	$202,046	54.4%	$57,411	15.5%	$41,251	$36,262	$0.66

Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	2,480	0.7%	2,480	0.7%	2,480	1,587	0.03
Acquisition integration and restructuring expenses	576	0.2%	1,985	0.5%	1,985	1,271	0.02
Purchased intangibles amortization	2,370	0.6%	14,587	3.9%	14,587	9,339	0.17
Change in tax accrual	—	—	—	—	—	(2,800)	(0.05)

Total non-GAAP adjustments	5,426	1.5%	19,052	5.1%	19,052	9,397	0.17

Non-GAAP results, three months ended September 29, 2007	$207,472	55.9%	$76,463	20.6%	$60,303	$45,659	$0.83

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended September 29, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, nine months ended September 29, 2007	$592,302	52.6%	$148,306	13.2%	$99,843	$91,334	$1.66

Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	9,712	0.9%	9,712	0.8%	9,712	6,521	0.12
Business acquisition inventory fair value adjustments	11,121	1.0%	11,121	1.0%	11,121	7,765	0.14
Acquisition integration and restructuring expenses	2,649	0.2%	11,470	1.0%	11,470	7,747	0.14
Purchased intangibles amortization	7,088	0.6%	43,700	3.9%	43,700	29,172	0.53
Changes in tax accruals	—	—	—	—	—	(11,900)	(0.21)

Total non-GAAP adjustments	30,570	2.7%	76,003	6.7%	76,003	39,305	0.72

Non-GAAP results, nine months ended September 29, 2007	$622,872	55.3%	$224,309	19.9%	$175,846	$130,639	$2.38

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended September 30, 2006

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended September 30, 2006	$160,856	48.7%	$29,434	8.9%	$17,599	$14,813	$0.27

Non-GAAP adjustments:

Costs related to manufacturing consolidation strategy	4,474	1.4%	4,474	1.4%	4,474	2,811	0.06
Business acquisition inventory fair value adjustments	13,279	4.0%	13,279	4.0%	13,279	8,344	0.15
Acquisition integration and restructuring expenses	399	0.1%	6,105	1.9%	6,105	3,836	0.07
Purchased intangibles amortization	2,153	0.7%	6,065	1.8%	6,065	3,811	0.07
Environmental accrual	—		2,100	0.6%	2,100	1,319	0.02

Total non-GAAP adjustments	20,305	6.2%	32,023	9.7%	32,023	20,121	0.37

Non-GAAP results, three months ended September 30, 2006	$181,161	54.9%	$61,457	18.6%	$49,622	$34,934	$0.64

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended September 30, 2006

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, nine months ended September 30, 2006	$447,025	51.2%	$107,649	12.3%	$99,789	$78,481	$1.45

Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	15,038	1.7%	15,038	1.8%	15,038	9,778	0.18
Business acquisition inventory fair value adjustments	13,279	1.5%	13,279	1.6%	13,279	8,344	0.15
Acquisition integration and restructuring expenses	469	0.1%	8,060	0.9%	8,060	5,171	0.09
Purchased intangibles amortization	2,153	0.3%	8,985	1.0%	8,985	5,722	0.11
Environmental accrual			2,100	0.2%	2,100	1,319	0.03
Bridge loan commitment fees in connection with acquisition of Serologicals					1,310	895	0.02

Total non-GAAP adjustments	30,939	3.6%	47,462	5.5%	48,772	31,229	0.58

Non-GAAP results, nine months ended September 30, 2006	$477,964	54.8%	$155,111	17.8%	$148,561	$109,710	$2.03

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our manufacturing consolidation strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross margin and gross profit margin exclude the amortization of intangible assets and acquired inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. In addition, non-GAAP gross profit and gross profit margin exclude the one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Operating Income and Operating Margin

The calculation of non-GAAP operating income and operating margin is displayed in the above tables. Non-GAAP operating income and operating margin exclude the amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The calculation of non-GAAP operating income and operating margin also exclude the costs related to our manufacturing consolidation strategy and severance related to leadership changes and division consolidation for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP operating income and operating margin exclude one-time acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history. In addition, we have also excluded environmental site remediation costs from the non-GAAP operating income and operating margin because these costs are significant and non-recurring for Millipore.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income also excludes costs related to our manufacturing consolidation strategy; acquisition and integration expenses; amortization of intangible assets; acquired inventory fair value adjustments related to business acquisitions; and environmental site remediation costs for the reasons described for non-GAAP operating income and operating margin above. Non-GAAP pre-tax income also excludes bridge loan commitment fees in connection with the acquisition of Serologicals.

Non-GAAP Net Income

The calculation of non-GAAP net income is displayed in the above tables. Non-GAAP net income excludes changes in tax accruals because this is a significant non-recurring item affecting the income tax provision. Because pre-tax income is included in the net income calculation, the non-GAAP net income calculation also excludes costs related to our manufacturing consolidation strategy; acquisition integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets; bridge loan commitment fees; acquired inventory fair value adjustments related to business acquisitions; and environmental site remediation costs for the reasons described for non-GAAP pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income is included in the diluted earnings per share calculation, the non-GAAP diluted earnings per share calculation excludes the amounts for costs related to our manufacturing consolidation strategy; acquisition integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets, acquired inventory fair value adjustments related to business acquisitions; bridge loan commitment fees; environmental site remediation costs and changes in tax accruals for the reasons described for non-GAAP net income above.

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